December 6, 2010


Unisys Corporation
801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422


Re:  Unisys Corporation Form S-8 Registration Statement

Ladies and Gentlemen:

We are counsel to Unisys Corporation (the "Company") and have acted as such in connection with the filing by the Company of its registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act") and the rules and regulations promulgated thereunder (the "Rules and Regulations"). The Registration Statement relates to 6,000 shares of the common stock, par value $.01 per share, of the Company (the "Company Stock"), which may be allocated to the accounts of eligible employees of the Company under the Unisys Corporation Savings Plan for Puerto Rico Employees (the "Plan"), and interests therein. The Plan is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

This opinion, given as of the date hereof, is based upon facts and conditions presently known and laws and regulations presently in effect, and is being delivered pursuant to Item 601 of Regulation S-K under the Act as required by
Item 8 of the Registration Statement.

As counsel to the Company and in rendering this opinion we have examined the Plan documents and other related written documentation as we have deemed necessary or appropriate to provide a basis for the opinion set forth below. In our examination, we have assumed the conformity to original documents submitted to us as photostatic copies, the genuineness of all signatures and the taking of all required corporate action in relation with the Plan.

On the basis of the foregoing, we are of the opinion that the provisions of the written documents constituting the Plan are in compliance with the requirements of ERISA pertaining to such provisions.

We are members of the bar of the Commonwealth of Puerto Rico and the opinion set forth herein is limited to matters governed by the federal laws of the United States of America. This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement pursuant to the Act and the Rules and Regulations and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


Very truly yours,


McConnell Valdes LLC